EZCORP Reports Fourth Quarter and Fiscal Year 2018 Results
Austin, Texas (November 14, 2018) — EZCORP, Inc. (NASDAQ: EZPW) today announced results for its fourth quarter and fiscal year ended September 30, 2018.
All amounts in this release are from continuing operations and conform with U.S. generally accepted accounting principles (GAAP) unless otherwise noted. Comparisons are made to the same period in the prior year unless otherwise noted.
HIGHLIGHTS

•
Profit before tax was $3.7 million in the quarter and $57.1 million for the year. Adjusted profit before tax[1] increased 38% to $16.2 million in the quarter and increased 33% to $64.4 million in the year. The adjusted profit before tax improvement in both periods reflects successful pawn store acquisitions and strong organic growth in Latin America.

•	Pawn fundamentals remain strong:

◦
Pawn loans outstanding (PLO) expanded 17% to $198.5 million, and pawn service charges (PSC) rose 16% in the quarter driven by the contribution of acquired stores in Latin America and same store growth in both the U.S. and Latin America. For the full year, PSC increased 12%.

◦
Latin America Pawn's quarterly segment contribution expanded 63% to $9.4 million (69% higher to $9.8 million on a constant currency basis2). For the year, segment contribution grew 84% to $34.3 million (up 83% to $34.2 million on a constant currency basis).

◦
U.S. Pawn's quarterly segment contribution grew 13% on industry-high same store PLO growth of 5%, monthly PLO yield improvement of 54 basis points (bps) to 14%, and a 240bps expansion of merchandise sales margin to 39%. The segment posted industry leading PLO per store at $305,000, the highest year-end balance in seven years.

•
Latin America Pawn store count increased 84% in the year. This segment now comprises 47% of the company's total consolidated pawn stores, up from 32% a year ago. It produced 25% of consolidated pawn contribution in fiscal 2018, up from 15%.

•
Cash and cash equivalents rose 74% to $286.0 million, enhancing the company's ability to capitalize on attractive acquisition opportunities. The improved liquidity was driven by $167.0 million of net proceeds from a convertible debt issuance combined with strong cash flow from operations and $38.0 million of collections under two notes receivable.

CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Stuart Grimshaw commented, "It was pleasing to see our fourth quarter earnings momentum accelerating, underlining the important progress we have made this year in customer service excellence. The biggest contributor to the company's outstanding performance was our terrific execution in Latin America, through both acquisitions and organic growth. Profit improvement was exceptional and our pawn store count in Latin America jumped 84%, growing by 207 stores. Those acquired stores have exceeded our expectations, providing strategic bases for further penetration and expansion in existing and neighboring geographies.
"In the U.S. Pawn segment, our disciplined lending and relentless focus on servicing and satisfying our customers' needs for cash delivered industry leading same store PLO growth, PLO yield, and per store averages of both PLO and PSC. We effectively managed our inventory again this quarter in relation to the PLO growth, while maintaining industry leading merchandise sales margins. These results reflect a well-balanced execution in excelling in customer service that underpins the growth of the business.
“We’ll begin fiscal 2019 with strong momentum as a result of the improved activity coming out of this year’s fourth quarter and will continue to leverage opportunities that will further our successful growth strategy. By maintaining our intense focus on outstanding customer service and meeting customers' desire for cash, this will underpin our industry leading store operating performance for the future. We will invest in the core pawn businesses, and open and acquire more pawn stores, particularly in Latin America, to further expand our geographically diversified earnings platform, where the right opportunities present themselves. We will continue to support our customers where they have a strong need for cash and there are many more locations where we believe we can be relevant to them. We maintain a discipline in assessment of opportunities that when coupled with our proven customer service focus, will drive long-term shareholder value."
CONSOLIDATED RESULTS

•
Profit before tax was $3.7 million in the quarter and $57.1 million for the year. Adjusted profit before tax increased 38% to $16.2 million in the quarter. For the year, adjusted profit before tax increased 33% to $64.4 million. Successful pawn store acquisitions and strong organic growth in Latin America drove the improvements in both the quarter and the full fiscal year.

•
A 10% increase in average PLO during the year led to a 12% improvement in annual PSC and 11% higher net revenues to $482.9 million (up 11% to $482.9 million on a constant currency basis). PLO ended the year 17% above the balance at the end of fiscal 2017. Consolidated merchandise sales gross profit for the year grew 9% to $161.8 million on a 6% rise in merchandise sales, while merchandise sales margin increased 120bps to 37%. On a constant currency basis, PSC expanded 12% and merchandise sales gross profit grew 9%.

•
Operations expenses rose 10% to $334.6 million for the year (the same on a constant currency basis) due primarily to acquired stores. As a percentage of net revenues, operations expenses improved to 69% for the year from 70% in fiscal 2017, and to 69% in the quarter from 72% in the prior-year quarter.

•
Included in the quarter was an $11.7 million ($9.2 million net of tax) non-cash impairment of our investment in Cash Converters International Limited, an unconsolidated affiliate. This revalued our investments made in prior years to the value of the Cash Converters' stock at fiscal year-end, equaling the price at which Cash Converters raised additional equity in June 2018.

•
Cash and cash equivalents at the end of the year improved 74% to $286.0 million. During the year, the company completed a $172.5 million offering of convertible senior notes due 2025, yielding net proceeds of $167.0 million, and collected $38.0 million in principal and interest, as scheduled, on the notes receivable related to the 2016 sale of Grupo Finmart.

•
Basic EPS grew 18% to $0.73 and diluted EPS rose 11% to $0.69 for the year. On an adjusted basis, basic EPS was $0.84 (up 31%) and diluted EPS was $0.79 (up 23%). The fully diluted shares calculation includes the hypothetical conversion of our convertible notes to the extent the company's average share price in the period exceeded the conversion price of the notes. However, the 2019 convertible notes must be settled in cash and the company may choose to satisfy all or some of its 2024 and 2025 convertible notes with cash rather than shares to minimize actual share dilution.

SEGMENT RESULTS
U.S. Pawn

•
The U.S. Pawn segment reported a 5% increase in same store PLO, with improved monthly yield, indicating the quality of loan growth. The segment delivered industry leading PLO per store at $305,000. This was driven by disciplined lending practices and our focus on meeting customers' need for cash. In stores unaffected by hurricanes in the prior year, same store PLO increased 2%.

•
Merchandise sales gross profit increased 9% in the quarter to $31.1 million and 5% for the year to $134.3 million. Merchandise margins increased 240bps to an industry high 39% in the quarter, and were 38% for the full year.

•
Net revenues improved 5% and profit rose 13% in the quarter. For the year, net revenues were up 1% and profit remained relatively flat. This reflected the PSC impact of last year's hurricanes on PLO, as well as higher expenses. Expenses reflect a higher number of team members per store and other investments implemented in our third quarter to improve customer experience and drive future profit growth.

Latin America Pawn

•
Latin America Pawn continued to deliver outstanding growth. Its contribution increased 63% in the quarter to $9.4 million (up 69% to $9.8 million on a constant currency basis) and rose 84% for the year to $34.3 million (up 83% to $34.2 million on a constant currency basis).

•	Pawn store count expanded 84% in fiscal 2018, with 196 stores acquired and 12 stores opened.

•
The acquired stores offer significant opportunity for higher revenue and profit by increasing focus on general merchandise pawn loan and retail activities, and implementing EZCORP's systems and operating practices. The company continues to see a robust pipeline of acquisition opportunities in Latin America.

•	As a percentage of net revenues, segment operating expenses improved 200bps in both the quarter and the full year, at 62% and 63%, respectively.

•	PLO rose 106% to $43.5 million (up 110% to $44.3 million on a constant currency basis). Industry leading same store PLO increased 4% (7% higher on a constant currency basis).

•
Net revenues expanded 74% to $26.8 million in the quarter (up 82% to $28.0 million on a constant currency basis). PSC jumped 90% to $19.3 million (increasing 99% to $20.1 million on a constant currency basis), reflecting the significantly higher PLO from acquired stores and organic growth at same stores. For the full year, net revenues increased 74%.

•
Merchandise sales improved 50% in total and 4% on a same store basis in the quarter (up 57% in total and 4% in same stores on a constant currency basis). Combined with a 90bps improvement in merchandise sales margins, this drove a 54% increase in merchandise sales gross profit (63% on a constant currency basis). For the year, merchandise sales increased 39% and 7% on a same store basis (39% and 6%, respectively, on a constant currency basis).

CONFERENCE CALL
EZCORP will host a conference call on Thursday, November 15, 2018, at 7:30 a.m. Central Time to discuss fourth quarter and fiscal year-end results. Analysts and institutional investors may participate by dialing (877) 201-0168, Conference ID: 1292208, international dialing (647) 788-4901. The call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay will be available online at http://investors.ezcorp.com/ shortly after the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.
FORWARD LOOKING STATEMENTS
This news release contains forward-looking statements on the company’s strategy, initiatives and expected performance. These statements are based on management’s current expectations on the outcome and timing of future events. All statements other than historical facts-including those on the company's strategy, initiatives and future performance, which address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results-are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied here, due to a number of uncertainties and other factors. These include operating risks, liquidity risks, legislative or regulatory developments, market factors, or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see EZCORP’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545

All industry comparisons are based on available information from similar publicly traded companies.
1Adjusted basis, which is a non-GAAP measure, excludes certain items. For additional information about these calculations, as well as a reconciliation to the comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc. CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2018	2017	2018	2017

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$105,102	$95,166	$438,372	$414,838
Jewelry scrapping sales	16,586	13,531	60,752	51,189
Pawn service charges	82,335	71,097	305,936	273,080
Other revenues	2,308	2,275	8,455	8,847
Total revenues	206,331	182,069	813,515	747,954
Merchandise cost of goods sold	66,335	61,685	276,618	266,525
Jewelry scrapping cost of goods sold	14,754	11,736	52,290	43,931
Other cost of revenues	424	555	1,697	1,988
Net revenues	124,818	108,093	482,910	435,510
Operating expenses:
Operations	85,847	78,284	334,649	304,636
Administrative	13,726	11,949	53,653	53,254
Depreciation and amortization	7,186	5,415	25,484	23,661
Loss on sale or disposal of assets	10	348	463	359
Total operating expenses	106,769	95,996	414,249	381,910
Operating income	18,049	12,097	68,661	53,600
Interest expense	8,764	10,956	27,834	27,803
Interest income	(4,145)	(5,194)	(17,041)	(12,103)
Equity in net income of unconsolidated affiliate	(2,052)	(1,148)	(5,529)	(4,916)
Impairment of investment	11,712	—	11,712	—
Other expense (income)	82	(129)	(5,391)	(423)
Income from continuing operations before income taxes	3,688	7,612	57,076	43,239
Income tax expense (benefit)	3,238	(2,457)	18,149	11,206
Income from continuing operations, net of tax	450	10,069	38,927	32,033
(Loss) income from discontinued operations, net of tax	(225)	43	(856)	(1,825)
Net income	225	10,112	38,071	30,208
Net income (loss) attributable to noncontrolling interest	360	(1,298)	(988)	(1,650)
Net (loss) income attributable to EZCORP, Inc.	$(135)	$11,410	$39,059	$31,858

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$—	$0.21	$0.73	$0.62
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$—	$0.21	$0.69	$0.62

Weighted-average basic shares outstanding	54,466	54,298	54,456	54,260
Weighted-average diluted shares outstanding	57,390	54,428	57,896	54,368

EZCORP, Inc. CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	September 30,
	2018	2017

Assets:
Current assets:
Cash and cash equivalents	$286,015	$164,393
Pawn loans	198,463	169,242
Pawn service charges receivable, net	38,318	31,548
Inventory, net	166,997	154,411
Notes receivable, net	34,199	32,598
Prepaid expenses and other current assets	33,154	28,765
Total current assets	757,146	580,957
Investment in unconsolidated affiliate	49,500	43,319
Property and equipment, net	73,649	57,959
Goodwill	297,448	254,760
Intangible assets, net	54,923	32,420
Notes receivable, net	3,226	28,377
Deferred tax asset, net	7,165	16,856
Other assets, net	3,863	9,715
Total assets	$1,246,920	$1,024,363

Liabilities and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$57,800	$61,543
Current Maturities of long-term debt	190,181	—
Customer layaway deposits	11,824	11,032
Total current liabilities	259,805	72,575
Long-term debt, net	226,702	284,807
Deferred tax liability	8,817	—
Other long-term liabilities	6,890	7,055
Total liabilities	502,214	364,437
Stockholders’ equity:
Class A Non-Voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 51,614,746 as of September 30, 2018 and 51,427,832 as of September 30, 2017	516	514
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30
Additional paid-in capital	397,927	348,532
Retained earnings	392,180	351,666
Accumulated other comprehensive loss	(42,616)	(38,367)
EZCORP, Inc. stockholders’ equity	748,037	662,375
Noncontrolling interest	(3,331)	(2,449)
Total equity	744,706	659,926
Total liabilities and equity	$1,246,920	$1,024,363

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended September 30,
	2018	2017

	(in thousands)
Operating activities:
Net income	$38,071	$30,208
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	25,484	23,661
Amortization of debt discount and deferred financing costs	17,595	12,303
Accretion of notes receivable discount	(9,150)	(3,788)
Deferred income taxes	7,978	6,046
Other adjustments	2,607	2,364
Gain on restructured notes receivable	—	(3,048)
Loss on extinguishment of debt and other	—	5,250
Stock compensation expense	10,784	5,866
Income from investment in unconsolidated affiliate	(5,529)	(4,916)
Impairment of investments in unconsolidated affiliate	11,712	—
Changes in operating assets and liabilities:
Service charges and fees receivable	(3,153)	(224)
Inventory	(1,074)	721
Prepaid expenses, other current assets and other assets	214	11,314
Accounts payable, accrued expenses and other liabilities	(3,902)	(31,041)
Customer layaway deposits	709	241
Income taxes, net of excess tax benefit from stock compensation	(3,622)	3,027
Net cash provided by operating activities	88,724	57,984
Investing activities:
Loans made	(707,220)	(646,625)
Loans repaid	421,331	386,383
Recovery of pawn loan principal through sale of forfeited collateral	266,962	244,632
Additions to property and equipment	(40,474)	(25,001)
Acquisitions, net of cash acquired	(93,165)	(2,250)
Investment in unconsolidated affiliate	(14,036)	—
Principal collections on notes receivable	32,396	29,458
Net cash used in investing activities	(134,206)	(13,403)
Financing activities:
Taxes paid related to net share settlement of equity awards	(311)	(767)
Proceeds from borrowings, net of issuance costs	171,409	139,506
Payments on borrowings	(3,510)	(85,388)
Net cash provided by financing activities	167,588	53,351
Effect of exchange rate changes on cash and cash equivalents	(484)	724
Net increase in cash and cash equivalents	121,622	98,656
Cash and cash equivalents at beginning of period	164,393	65,737
Cash and cash equivalents at end of period	$286,015	$164,393
Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$274,590	$257,388

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended September 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$80,554	$24,548	$—	$105,102	$—	$105,102
Jewelry scrapping sales	13,230	3,356	—	16,586	—	16,586
Pawn service charges	63,022	19,313	—	82,335	—	82,335
Other revenues	45	(503)	2,766	2,308	—	2,308
Total revenues	156,851	46,714	2,766	206,331	—	206,331
Merchandise cost of goods sold	49,443	16,892	—	66,335	—	66,335
Jewelry scrapping cost of goods sold	11,734	3,020	—	14,754	—	14,754
Other cost of revenues	—	—	424	424	—	424
Net revenues	95,674	26,802	2,342	124,818	—	124,818
Segment and corporate expenses (income):
Operations	66,346	16,583	2,918	85,847	—	85,847
Administrative	—	—	—	—	13,726	13,726
Depreciation and amortization	3,529	1,356	42	4,927	2,259	7,186
Loss (gain) on sale or disposal of assets	6	(4)	—	2	8	10
Interest expense	71	19	—	90	8,674	8,764
Interest income	—	(547)	—	(547)	(3,598)	(4,145)
Equity in net income of unconsolidated affiliate	—	—	(2,052)	(2,052)	—	(2,052)
Impairment of investment	—	—	11,712	11,712	—	11,712
Other income	—	(53)	(14)	(67)	149	82
Segment contribution (loss)	$25,722	$9,448	$(10,264)	$24,906
Income from continuing operations before income taxes				$24,906	$(21,218)	$3,688

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Twelve Months Ended September 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$350,699	$87,673	$—	$438,372	$—	$438,372
Jewelry scrapping sales	47,745	13,007	—	60,752	—	60,752
Pawn service charges	237,461	68,475	—	305,936	—	305,936
Other revenues	250	85	8,120	8,455	—	8,455
Total revenues	636,155	169,240	8,120	813,515	—	813,515
Merchandise cost of goods sold	216,408	60,210	—	276,618	—	276,618
Jewelry scrapping cost of goods sold	40,417	11,873	—	52,290	—	52,290
Other cost of revenues	—	—	1,697	1,697	—	1,697
Net revenues	379,330	97,157	6,423	482,910	—	482,910
Segment and corporate expenses (income):
Operations	263,094	61,361	10,194	334,649	—	334,649
Administrative	—	—	—	—	53,653	53,653
Depreciation and amortization	12,869	4,068	184	17,121	8,363	25,484
Loss on sale or disposal of assets	203	27	—	230	233	463
Interest expense	71	25	—	96	27,738	27,834
Interest income	—	(2,619)	—	(2,619)	(14,422)	(17,041)
Equity in net income of unconsolidated affiliate	—	—	(5,529)	(5,529)	—	(5,529)
Impairment of investments	—	—	11,712	11,712	—	11,712
Other income	(3)	(42)	(132)	(177)	(5,214)	(5,391)
Segment contribution (loss)	$103,096	$34,337	$(10,006)	$127,427
Income from continuing operations before income taxes				$127,427	$(70,351)	$57,076

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended September 30, 2017
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$78,753	$16,410	$3	$95,166	$—	$95,166
Jewelry scrapping sales	13,045	486	—	13,531	—	13,531
Pawn service charges	60,957	10,140	—	71,097	—	71,097
Other revenues	62	188	2,025	2,275	—	2,275
Total revenues	152,817	27,224	2,028	182,069	—	182,069
Merchandise cost of goods sold	50,240	11,445	—	61,685	—	61,685
Jewelry scrapping cost of goods sold	11,320	416	—	11,736	—	11,736
Other cost of revenues	—	—	555	555	—	555
Net revenues	91,257	15,363	1,473	108,093	—	108,093
Segment and corporate expenses (income):
Operations	65,478	9,772	3,034	78,284	—	78,284
Administrative	—	—	—	—	11,949	11,949
Depreciation and amortization	2,684	765	47	3,496	1,919	5,415
Loss on sale or disposal of assets	252	69	—	321	27	348
Interest expense	—	2	—	2	10,954	10,956
Interest income	—	(1,041)	—	(1,041)	(4,153)	(5,194)
Equity in net income of unconsolidated affiliate	—	—	(1,148)	(1,148)	—	(1,148)
Impairment of investments	—	—	—	—	—	—
Other income	(5)	(8)	(68)	(81)	(48)	(129)
Segment contribution (loss)	$22,848	$5,804	$(392)	$28,260
Income from continuing operations before income taxes				$28,260	$(20,648)	$7,612

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Twelve Months Ended September 30, 2017
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$351,878	$62,957	$3	$414,838	$—	$414,838
Jewelry scrapping sales	48,203	2,986	—	51,189	—	51,189
Pawn service charges	238,437	34,643	—	273,080	—	273,080
Other revenues	219	645	7,983	8,847	—	8,847
Total revenues	638,737	101,231	7,986	747,954	—	747,954
Merchandise cost of goods sold	223,475	43,050	—	266,525	—	266,525
Jewelry scrapping cost of goods sold	41,434	2,497	—	43,931	—	43,931
Other cost of revenues	—	—	1,988	1,988	—	1,988
Net revenues	373,828	55,684	5,998	435,510	—	435,510
Segment and corporate expenses (income):
Operations	259,977	36,211	8,448	304,636	—	304,636
Administrative	—	—	—	—	53,254	53,254
Depreciation and amortization	10,171	2,675	191	13,037	10,624	23,661
Loss on sale or disposal of assets	198	134	—	332	27	359
Interest expense	—	9	—	9	27,794	27,803
Interest income	—	(1,930)	—	(1,930)	(10,173)	(12,103)
Equity in net income of unconsolidated affiliate	—	—	(4,916)	(4,916)	—	(4,916)
Other income	(19)	(69)	(96)	(184)	(239)	(423)
Segment contribution	$103,501	$18,654	$2,371	$124,526
Income from continuing operations before income taxes				$124,526	$(81,287)	$43,239

EZCORP, Inc.
STORE COUNT ACTIVITY (UNAUDITED)

	Three Months Ended September 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of June 30, 2018	510	451	27	988
New locations opened	—	2	—	2
Locations sold, combined or closed	(2)	—	—	(2)
As of September 30, 2018	508	453	27	988

	Three Months Ended September 30, 2017
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of June 30, 2017	515	244	27	786
New locations opened	—	4	—	4
Locations acquired	2	—	—	2
Locations sold, combined or closed	(4)	(2)	—	(6)
As of September 30, 2017	513	246	27	786

	Twelve Months Ended September 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2017	513	246	27	786
New locations opened	—	12	—	12
Locations acquired	—	196	—	196
Locations sold, combined or closed	(5)	(1)	—	(6)
As of September 30, 2018	508	453	27	988

	Twelve Months Ended September 30, 2017
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2016	520	239	27	786
New locations opened	—	10	—	10
Locations acquired	2	—	—	2
Locations sold, combined or closed	(9)	(3)	—	(12)
As of September 30, 2017	513	246	27	786
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency") and on an adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos and other Latin American currencies. As GPMX was not acquired until fiscal 2018, such results included on a constant currency basis reflect the actual exchange rates in effect during the year ended September 30, 2018 without adjustment. We believe that presentation of constant currency results is meaningful and useful in understanding the activities and business metrics of our Latin America Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe that presentation of results on an adjusted basis is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period Mexican peso to U.S. dollar exchange rate as of September 30, 2018 and 2017 was 18.7 to 1 and 18.2 to 1, respectively. The approximate average Mexican peso to U.S. dollar exchange rate for the years ended September 30, 2018, 2017 and 2016 was 19 to 1, 19.1 to 1, and 17.9, respectively.
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss. We have experienced a prolonged weakening of the Mexican peso to the U.S. dollar and may continue to experience further weakening in future reporting periods, which may adversely impact our future operating results when stated on a GAAP basis.
The following information provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP as of and for the September 30, 2018.
Miscellaneous Non-GAAP Financial Measures (Unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2018	2017	2018	2017

	(in millions)
Income from continuing operations before income taxes	$3.7	$7.6	$57.1	$43.2
Impairment of investment	11.7	—	11.7	—
Acquisition expenses	0.2	0.8	0.8	1.1
Currency exchange rate fluctuations	0.6	—	0.1	(0.4)
Net revenue impact from Hurricanes Harvey and Irma	—	0.2	—	0.2
Operating expense impact from Hurricanes Harvey and Irma	—	0.9	—	0.9
Impact from restructuring of Grupo Finmart notes receivable	—	(3.0)	—	(3.0)
Debt extinguishment costs	—	5.2	—	5.2
Litigation settlement	—	—	(5.2)	—
Asset disposal	—	—	(0.1)	0.2
Organizational realignment expenses	—	—	—	1.1
Adjusted income from continuing operations before income taxes	$16.2	$11.7	$64.4	$48.5

Basic earnings per share			$0.73	$0.62
Impairment of investment, net of tax impact per share			0.16	—
Acquisition expenses, net of tax impact per share			0.01	0.02
Operating expense impact from Hurricanes Harvey and Irma, net of tax impact per share			—	0.02
Impact from restructuring of Grupo Finmart notes receivable, net of tax impact per share			—	(0.09)
Debt extinguishment costs, net of tax impact per share			—	0.06
Litigation settlement, net of tax impact per share			(0.06)	—
Organizational realignment expenses, net of tax impact per share			—	0.01
Adjusted basic earnings per share			$0.84	$0.64

Diluted earnings per share			$0.69	$0.62
Impairment of investment, net of tax impact per share			0.15	—
Acquisition expenses, net of tax impact per share			0.01	0.02
Operating expense impact from Hurricanes Harvey and Irma, net of tax impact per share			—	0.02
Impact from restructuring of Grupo Finmart notes receivable, net of tax impact per share			—	(0.09)
Debt extinguishment costs, net of tax impact per share			—	0.06
Litigation settlement, net of tax impact per share			(0.06)	—
Organizational realignment expenses, net of tax impact per share			—	0.01
Adjusted diluted earnings per share			$0.79	$0.64

	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Latin America Pawn segment profit before tax (three months ended September 30, 2018)	$9.4	63%
Currency exchange rate fluctuations	0.4
Constant currency Latin America Pawn segment profit before tax (three months ended September 30, 2018)	$9.8	69%

Latin America Pawn segment profit before tax (twelve months ended September 30, 2018)	$34.3	84%
Currency exchange rate fluctuations	(0.1)
Constant currency Latin America Pawn segment profit before tax (twelve months ended September 30, 2018)	$34.2	83%

Consolidated net revenue (twelve months ended September 30, 2018)	$482.9	11%
Currency exchange rate fluctuations	0.1
Constant currency consolidated net revenue (twelve months ended September 30, 2018)	$482.9	11%

Consolidated PSC revenue (twelve months ended September 30, 2018)	$305.9	12%
Currency exchange rate fluctuations	0.4
Constant currency consolidated PSC revenue (twelve months ended September 30, 2018)	$306.3	12%

Consolidated merchandise sales gross profit (twelve months ended September 30, 2018)	$161.8	9%
Currency exchange rate fluctuations	(0.1)
Constant currency consolidated merchandise sales gross profit (twelve months ended September 30, 2018)	$161.7	9%

Consolidated operations expenses (twelve months ended September 30, 2018)	$334.6	10%
Currency exchange rate fluctuations	—
Constant currency consolidated operations expenses (twelve months ended September 30, 2018)	$334.6	10%

U.S. Pawn same store PLO	$155.0	5%
U.S. Pawn same store PLO for Hurricanes Harvey and Irma impacted	(50.8)
U.S. Pawn adjusted same store PLO	$104.2	2%

Latin America Pawn PLO	$43.5	106%
Currency exchange rate fluctuations	0.8
Constant currency Latin America Pawn PLO	$44.3	110%

Latin American Pawn same store PLO	$22.0	4%
Currency exchange rate fluctuations	0.6
Constant currency Latin America Pawn same store PLO	$22.6	7%

Latin America Pawn net revenue (three months ended September 30, 2018)	$26.8	74%
Currency exchange rate fluctuations	1.2
Constant currency Latin America Pawn net revenue (three months ended September 30, 2018)	$28.0	82%

Latin America Pawn PSC revenue (three months ended September 30, 2018)	$19.3	90%
Currency exchange rate fluctuations	0.8
Constant currency Latin America Pawn PSC revenue (three months ended September 30, 2018)	$20.1	99%

Latin America Pawn merchandise sales (three months ended September 30, 2018)	$24.5	50%
Currency exchange rate fluctuations	1.3
Constant currency Latin America Pawn merchandise sales (three months ended September 30, 2018)	$25.8	57%

Latin America Pawn same store merchandise sales (three months ended September 30, 2018)	$17.0	4%
Currency exchange rate fluctuations	1.0
Constant currency Latin America Pawn same store merchandise sales (three months ended September 30, 2018)	$18.0	4%

Latin America Pawn merchandise sales gross profit (three months ended September 30, 2018)	$7.7	54%
Currency exchange rate fluctuations	0.4
Constant currency Latin America Pawn merchandise sales gross profit (three months ended September 30, 2018)	$8.1	63%

Latin America Pawn merchandise sales (twelve months ended September 30, 2018)	$87.7	39%
Currency exchange rate fluctuations	(0.2)
Constant currency Latin America Pawn merchandise sales (twelve months ended September 30, 2018)	$87.5	39%

Latin America Pawn same store merchandise sales (twelve months ended September 30, 2018)	$66.8	7%
Currency exchange rate fluctuations	(0.3)
Constant currency Latin America Pawn same store merchandise sales(twelve months ended September 30, 2018)	$66.5	6%